UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 8, 2025
DEXCOM, INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
As indicated below, on May 8, 2025, the stockholders of DexCom, Inc. (the “Company” or “Dexcom”) approved: (i) the Company’s Amended and Restated 2015 Equity Incentive Plan (the “A&R 2015 EIP”) (as amended and restated) to, among other things, increase the number of shares reserved for issuance thereunder by 3,400,000 shares; and (ii) the Company’s Amended and Restated 2015 Employee Stock Purchase Plan (the “A&R 2015 ESPP”) to, among other things, increase the number of shares reserved for issuance thereunder by 8,000,000 shares.
The Company’s board of directors (the “Board”) previously approved the A&R 2015 EIP and the A&R 2015 ESPP subject to stockholder approval. A detailed summary of the A&R 2015 EIP and the A&R 2015 ESPP is set forth in the Company’s proxy statement for its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) filed with the Securities and Exchange Commission on March 27, 2025. A copy of the A&R 2015 EIP and the A&R 2015 ESPP are filed herewith as Exhibits 10.1 and 10.2, respectively.
The Board also approved a decrease in the size of the Company’s board of directors to nine directors effective May 8, 2025.
ITEM 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On May 8, 2025, the Company held its Annual Meeting. At the close of business on March 13, 2025, the record date for the Annual Meeting, there were 392,107,501 shares of Dexcom’s common stock, $0.001 par value per share, outstanding and entitled to vote. 346,192,494 shares were present in person or represented by proxy at the Annual Meeting, which constituted a quorum for the transaction of business.
The matters described below were voted on at the Annual Meeting and the final number of votes cast for or against, as well as the number of abstentions and broker non-votes, with respect to each matter are as indicated.
Proposal 1: Election of Directors. Dexcom stockholders elected the following nine nominees to the Company’s board of directors, each to serve until Dexcom’s 2026 annual meeting of stockholders or until their earlier death, resignation or removal, as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Kevin R. Sayer	307,069,685	16,459,529	1,629,587	21,033,693
Steven R. Altman	314,718,819	9,811,910	628,072	21,033,693
Nicholas Augustinos	286,210,018	38,107,058	835,392	21,040,026
Richard A. Collins	318,988,336	5,533,918	636,547	21,033,693
Rimma Driscoll	323,658,290	824,001	676,510	21,033,693
Mark G. Foletta	317,368,791	7,154,320	635,690	21,033,693
Renée Galá	323,771,931	710,392	676,478	21,033,693
Bridgette P. Heller	308,743,961	15,765,849	648,991	21,033,693
Kyle Malady	319,054,161	5,468,879	635,761	21,033,693

Proposal 2: Ratification of Independent Registered Public Accounting Firm. Dexcom stockholders ratified the selection by the audit committee of the board of directors of Deloitte & Touche LLP as Dexcom’s independent registered public accounting firm for the fiscal year ending December 31, 2025, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
326,809,914	18,752,038	630,542	—

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation. Dexcom stockholders approved, on a non-binding advisory basis, the compensation of Dexcom’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the proxy statement for the Annual Meeting (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables in such proxy statement), as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
290,471,904	33,807,214	879,683	21,033,693

Proposal 4: Approval of Amended and Restated 2015 Equity Incentive Plan. Dexcom stockholders approved the A&R 2015 EIP, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
308,650,593	15,687,212	820,996	21,033,693

Proposal 5: Approval of Amended and Restated 2015 Employee Stock Purchase Plan. Dexcom stockholders approved the A&R 2015 ESPP, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
323,534,061	983,333	641,407	21,033,693
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Number	Description

10.1	Amended and Restated 2015 Equity Incentive Plan.
10.2	Amended and Restated 2015 Employee Stock Purchase Plan.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEXCOM, INC.

By:	/s/ JEREME M. SYLVAIN Jereme M. Sylvain Executive Vice President, Chief Financial Officer

Date:	May 9, 2025